Period Ended May 31, 2005

John Hancock Strategic Series

John Hancock Strategic Income Fund
 Series - 1
NAV per share - Class C   $6.94
NAV per share - Class I   $6.94
NAV per share - Class R   $6.94
Dividends from net investment
income
Per share - Class C   0.1503
Per share - Class I   0.1888
Per share - Class R   0.1650

John Hancock High Income Fund
 Series -  2
NAV per share - Class C   $9.86
NAV per share - Class I   $9.86
Dividends from net investment
income
Per share - Class C   0.2905
Per share - Class I   0.3435